Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS PRELIMINARY FISCAL YEAR AND FOURTH QUARTER 2018 RESULTS

•	Net Sales for the fiscal year of $1.2 billion up 58.3% over prior fiscal year 2017

•	Gross Margin for fiscal year 2018 of 28.4% compared to 24.7% for the prior fiscal year 2017

•	Net Sales for the quarter up 3.8% to $318.0 million compared to the prior quarter ended December 31, 2017

•	Cash Balance at March 31, 2018 of $286.8 million up $177.1 million compared to prior year March 31, 2017

Fort Lauderdale, Florida (May 17, 2018) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the fourth quarter and fiscal year ended March 31, 2018.

For the fiscal year ended March 31, 2018, net sales were $1.2 billion, up 58.3% compared to $757.8 million for the fiscal year ended March 31, 2017. Net sales of $318.0 million for the quarter ended March 31, 2018 increased 3.8% from net sales of $306.4 million for the prior quarter ended December 31, 2017, and increased 61.0% compared to net sales of $197.5 million for the quarter ended March 31, 2017.

“We finished the fiscal year strong in the March quarter with mix, shipments, and orders staying on pace, and even exceeding the prior quarter in all aspects. We continue to believe that this is a trend and not a bubble with the demand for our products remaining robust and our sales into the distribution channel balanced with distributor inventories,” stated Per Loof, the Company’s Chief Executive Officer. “Looking out to our next fiscal year that began April 1, we believe that we will see another strong year of market demand and performance by the Company with sales growing year over year as additional capacity comes on line over the course of the fiscal year,” continued Loof.

U.S. GAAP net income for the fiscal year ended March 31, 2018 was $254.5 million, or $4.34 per diluted share compared to net income of $48.0 million, or $0.87 per diluted share for the fiscal year ended March 31, 2017. U.S. GAAP net income for the quarter ended March 31, 2018 was $2.4 million, or $0.04 per diluted share, which included a $6.3 million unfavorable purchase accounting adjustment related to the TOKIN acquisition, compared to net income for the quarter ended March 31, 2017 of $52.9 million or $0.93 per diluted share.

For fiscal year 2018, our results include our 34% share of TOKIN's financial results for the period from April 1, 2017 to April 19, 2017 and all of TOKIN's financial results from April 20, 2017 to March 31, 2018. For fiscal year 2017, our results only included our 34% equity investment in TOKIN.

For the fiscal year ended March 31, 2018, non-U.S. GAAP Adjusted net income was $102.7 million, or $1.75 per diluted share compared to non-U.S. GAAP Adjusted net income of $23.9 million, or $0.43 per diluted share for the fiscal year ended March 31, 2017. Non-U.S. GAAP Adjusted net income for the quarter ended March 31, 2018 was $26.4 million or $0.45 per diluted share, compared to a non-U.S. GAAP Adjusted net income of $7.8 million or $0.14 per diluted share for the quarter ended March 31, 2017.

Net income (loss) for the fiscal quarters and years ended March 31, 2018 and 2017 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation tables included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

Quiet Period

Beginning July 1, 2018, we will observe a quiet period during which the information provided in this news release and annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters and cyber security; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations, (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations, (xxiv) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarter Ended March 31,		Fiscal Year Ended
	2018	2017	2018	2017
Net sales	$318,047	$197,519	$1,199,926	$757,791
Operating costs and expenses:
Cost of sales (1)	229,628	147,338	859,533	570,864
Selling, general and administrative expenses (1)	47,821	29,539	173,620	107,658
Research and development (1)	10,562	6,442	39,619	27,398
Restructuring charges	8,307	1,087	14,843	5,404
Gain (loss) on write down and disposal of long-lived assets	(70)	4,171	(992)	10,671
Total operating costs and expenses	296,248	188,577	1,086,623	721,995
Operating income (loss)	21,799	8,942	113,303	35,796
Non-operating (income) expense:
Interest income	(396)	(10)	(809)	(24)
Interest expense	7,150	10,004	32,882	39,755
Acquisition (gain) loss	6,303	—	(130,880)	—
Change in value of TOKIN options	—	(14,200)	—	(10,700)
Other (income) expense, net	3,531	1,756	24,592	(3,871)
Income (loss) before income taxes and equity income (loss) from equity method investments	5,211	11,392	187,518	10,636
Income tax expense (benefit)	3,091	(150)	9,181	4,290
Income (loss) before equity income (loss) from equity method investments	2,120	11,542	178,337	6,346
Equity income (loss) from equity method investments	313	41,372	76,192	41,643
Net income (loss)	$2,433	$52,914	$254,529	$47,989

Net income (loss) per basic share	$0.04	$1.13	$4.82	$1.03

Net income (loss) per diluted share	$0.04	$0.93	$4.34	$0.87

Weighted-average shares outstanding:
Basic	57,025	46,803	52,798	46,552
Diluted	59,063	57,130	58,640	55,389
_________________
(1) Quarter and fiscal year ended March 31, 2017 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2018	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$286,846	$109,774
Accounts receivable, net	144,076	92,526
Inventories, net	204,386	147,955
Prepaid and other current assets (1)	41,160	28,782
Total current assets	676,468	379,037
Property, plant and equipment, net	405,316	209,311
Goodwill	40,294	40,294
Intangible assets, net	59,907	29,781
Equity method investments	12,016	63,416
Deferred income taxes (1)	13,837	8,367
Other assets	10,431	4,119
Total assets	$1,218,269	$734,325
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,540	$2,000
Accounts payable	139,989	69,674
Accrued expenses	122,377	57,752
Income taxes payable	2,010	715
Total current liabilities	284,916	130,141
Long-term debt	304,083	386,211
Other non-current obligations	151,736	60,131
Deferred income taxes	14,571	3,370
Total liabilities	755,306	579,853
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 56,641 and 46,689 shares at March 31, 2018 and 2017, respectively	566	467
Additional paid-in capital	462,737	447,671
Retained earnings (deficit) (1)	2,675	(251,854)
Accumulated other comprehensive income (loss)	(3,015)	(41,812)
Total stockholders’ equity	462,963	154,472
Total liabilities and stockholders’ equity	$1,218,269	$734,325
_________________
(1) March 31, 2017 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Fiscal Years Ended March 31,
	2018	2017
Net income (loss)	$254,529	$47,989
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	49,755	37,338
Equity (income) loss from equity method investments	(76,192)	(41,643)
Acquisition (gain) loss	(130,880)	—
Non-cash debt and financing costs	2,467	761
(Gain) loss on early extinguishment of debt	486	—
Stock-based compensation expense	7,657	4,720
Write down of receivables	162	64
Change in value of TOKIN options	—	(10,700)
Pension and other post-retirement benefits	4,717	2,543
Change in deferred income taxes	613	(19)
Net (gain) loss on write down and disposal of long-lived assets	(992)	10,671
Rent receivable	2,645	—
Other, net	(71)	(327)
Changes in assets and liabilities, net of the effect of acquisitions:
Accounts receivable	30,084	(12)
Inventories	(13,827)	16,805
Prepaid expenses and other assets	4,330	(1,769)
Accounts payable	(16,053)	6,170
Accrued income taxes	1,317	144
Other operating liabilities	113	(1,068)
Net cash provided by (used in) operating activities	120,860	71,667
Investing activities:
Capital expenditures	(65,004)	(25,617)
Investment in Novasentis	(3,000)	—
Proceeds from dividend	2,745	—
Acquisitions, net of cash received	163,985	—
Proceeds from sale of assets	3,638	19
Net cash provided by (used in) investing activities	102,364	(25,598)

Consolidated Statements of Cash Flows (Unaudited) (Continued)

	Fiscal Years Ended March 31,
	2018	2017
Financing activities:
Proceeds from revolving line of credit	—	12,000
Payments of revolving line of credit	(33,881)	(12,000)
Proceeds from issuance of debt	334,978	2,314
Payment of long-term debt	(365,938)	(2,428)
Debt issuance costs	(5,002)	—
Proceeds from exercise of stock options	5,207	1,133
Proceeds from exercise of stock warrants	8,838	—
Purchase of treasury stock	—	(1,144)
Net cash provided by (used in) financing activities	(55,798)	(125)
Net increase (decrease) in cash and cash equivalents	167,426	45,944
Effect of foreign currency fluctuations on cash	9,646	(1,174)
Cash and cash equivalents at beginning of fiscal year	109,774	65,004
Cash and cash equivalents at end of fiscal year	$286,846	$109,774

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations.
The Company believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides a reconciliation from U.S. GAAP gross margin to Non-U.S. GAAP Adjusted gross margin (amounts in thousands, except percentages):

	Quarters Ended			Fiscal Years Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)
Net sales	$318,047	$306,408	$197,519	$1,199,926	$757,791
Cost of sales (1)	229,628	213,947	147,338	859,533	570,864
Gross Margin (U.S. GAAP) (1)	88,419	92,461	50,181	340,393	186,927
Gross margin as a % of net sales	27.8%	30.2%	25.4%	28.4%	24.7%
Non-U.S. GAAP-adjustments:
Plant start-up costs	929	—	—	929	427
Stock-based compensation expense	465	402	391	1,519	1,384
Adjusted gross margin (non-GAAP) (1)	$89,813	$92,863	$50,572	$342,841	$188,738
Adjusted gross margin as a % of net sales	28.2%	30.3%	25.6%	28.6%	24.9%
_________________
(1) Quarter and fiscal year ended March 31, 2017 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income (loss) is useful to investors because it provides a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended			Fiscal Year Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)
Operating income (loss) (U.S. GAAP) (1)	$21,799	$32,077	$8,942	$113,303	$35,796
Adjustments:
ERP integration costs/IT transition costs	80	—	1,760	80	7,045
Stock-based compensation expense	2,820	2,206	1,249	7,657	4,720
Restructuring charges	8,307	3,530	1,087	14,843	5,404
Legal expenses/fines related to antitrust class actions	1,738	1,482	406	6,736	2,640
TOKIN investment-related expenses	—	—	497	—	1,101
Plant start-up costs	929	—	—	929	427
(Gain) loss on write down and disposal of long-lived assets	(70)	(902)	4,171	(992)	10,671
Adjusted operating income (loss) (non-GAAP) (1)	$35,603	$38,393	$18,112	$142,556	$67,804
_________________
(1) Quarter and fiscal year ended March 31, 2017 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to non-U.S. GAAP adjusted net income (loss):

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Quarters Ended			Fiscal Year Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited, Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$318,047	$306,408	$197,519	$1,199,926	$757,791
Net income (loss)	$2,433	$18,641	$52,914	$254,529	$47,989

Net income (loss) per basic share	$0.04	$0.33	$1.13	$4.82	$1.03
Net income (loss) per diluted share	$0.04	$0.32	$0.93	$4.34	$0.87

Non-U.S. GAAP
Net income (loss) (U.S. GAAP)	2,433	18,641	52,914	254,529	47,989
Adjustments:
Change in value of TOKIN options	—	—	(14,200)	—	(10,700)
Equity (income) loss from equity method investments	(313)	(238)	(41,372)	(76,192)	(41,643)
Acquisition (gain) loss	6,303	(310)	—	(130,880)	—
Restructuring charges	8,307	3,530	1,087	14,843	5,404
ERP integration costs/IT transition costs	80	—	1,760	80	7,045
Stock-based compensation	2,820	2,206	1,249	7,657	4,720
Legal expenses/fines related to antitrust class actions	1,095	4,073	406	16,636	2,640
Net foreign exchange (gain) loss	3,972	2,239	1,507	13,145	(3,758)
TOKIN investment related expenses	—	—	497	—	1,101
Plant start-up costs	929	—	—	929	427
Amortization included in interest expense	647	696	200	2,467	761
(Gain) loss on write down and disposals of long-lived assets	(70)	(902)	4,171	(992)	10,671
Income tax effect of non-GAAP adjustments (1)	156	667	(374)	(30)	(741)
(Gain) loss on early extinguishment of debt	—	—	—	486	—
Adjusted net income (loss) (non-GAAP)	$26,359	$30,602	$7,845	$102,678	$23,916
Adjusted net income (loss) per basic share (non-GAAP)	$0.46	$0.54	$0.17	$1.94	$0.51
Adjusted net income (loss) per diluted share (non-GAAP)	$0.45	$0.52	$0.14	$1.75	$0.43
Weighted average shares outstanding:
Basic	57,025	56,778	46,803	52,798	46,552
Diluted (2)	59,063	58,937	57,130	58,640	55,389
_________________
(1) The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.
(2) Used to calculate adjusted net income (loss) per diluted share.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect any income tax expense or benefit, including any potential changes to income taxes resulting from The Tax Cuts and Jobs Act enacted on December 22, 2017;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2018
	Q1	Q2	Q3	Q4	Total
	(Unaudited)
Net income (loss) (U.S. GAAP)	$220,606	$12,849	$18,641	$2,433	$254,529

Adjustments:
Income tax expense (benefit)	1,150	2,880	2,060	3,091	9,181
Interest expense, net	10,894	7,270	7,155	6,754	32,073
Depreciation and amortization	12,243	13,326	11,125	13,061	49,755
EBITDA (non-GAAP)	244,893	36,325	38,981	25,339	345,538
Excluding the following items:
Equity (income) loss from equity method investments	(75,417)	(224)	(238)	(313)	(76,192)
Acquisition (gain) loss	(135,588)	(1,285)	(310)	6,303	(130,880)
ERP integration costs/IT transition costs	—	—	—	80	80
Stock-based compensation	1,101	1,530	2,206	2,820	7,657
Restructuring charges	1,613	1,393	3,530	8,307	14,843
Legal expenses/fines related to antitrust class actions	1,141	10,327	4,073	1,095	16,636
Net foreign exchange (gain) loss	5,043	1,891	2,239	3,972	13,145
Plant start-up costs	—	—	—	929	929
(Gain) loss on write down and disposals of long-lived assets	19	(39)	(902)	(70)	(992)
(Gain) loss on early extinguishment of debt	486	—	—	—	486
Adjusted EBITDA (non-GAAP)	$43,291	$49,918	$49,579	$48,462	$191,250

	Fiscal Year 2017
	Q1	Q2	Q3	Q4	Total
	(Unaudited)
Net income (loss) (U.S. GAAP)	$(12,205)	$(4,998)	$12,278	$52,914	$47,989

Adjustments:
Income tax expense (benefit)	1,800	830	1,810	(150)	4,290
Interest expense, net	9,920	9,904	9,913	9,994	39,731
Depreciation and amortization	9,436	9,440	9,095	9,367	37,338
EBITDA (non-GAAP)	8,951	15,176	33,096	72,125	129,348
Excluding the following items:
Change in value of TOKIN options	12,000	(1,600)	(6,900)	(14,200)	(10,700)
Equity (income) loss from equity method investments	(223)	(181)	133	(41,372)	(41,643)
ERP integration costs/IT transition costs	1,768	1,783	1,734	1,760	7,045
Stock-based compensation	1,228	1,104	1,139	1,249	4,720
Restructuring charges	688	3,998	(369)	1,087	5,404
Legal expenses/fines related to antitrust class actions	1,175	766	293	406	2,640
Net foreign exchange (gain) loss	(1,920)	(724)	(2,621)	1,507	(3,758)
TOKIN investment-related expenses	206	194	204	497	1,101
Plant start-up costs	308	119	—	—	427
(Gain) loss on write down and disposals of long-lived assets	91	6,277	132	4,171	10,671
Adjusted EBITDA (non-GAAP)	$24,272	$26,912	$26,841	$27,230	$105,255